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                                                                   EXHIBIT 23.2


First Federal Bank of Northwest Georgia,
Federal Savings Bank and Subsidiary
Cedartown, Georgia

Dear Sirs:

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated October 17, 1995, relating to the financial statements of First Federal Bank of Northwest Georgia, Federal Savings Bank and Subsidiary, Cedartown, Georgia, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Read, Martin, Slickman & Sheats

Rome, Georgia

December 19, 1995